EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148896, 333-144869, 333-140455, 333-136675, 333-135167 and 333-128645) of Ikanos Communications, Inc. of our report dated March 10, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 10, 2009